UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 16, 2022

SLM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-13251		52-2013874
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

300 Continental Drive	Newark,	Delaware	19713
(Address of principal executive offices)			(Zip Code)

Registrant's telephone number, including area code: (302) 451-0200
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $.20 per share	SLM	The NASDAQ Global Select Market
Floating Rate Non-Cumulative Preferred Stock, Series B, par value $.20 per share	SLMBP	The NASDAQ Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS;
APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

APPOINTMENT OF NEW DIRECTOR

On November 16, 2022, the Board of Directors (the “Board”) of SLM Corporation (the “Company”) appointed R. Scott Blackley as a director of the Company, effective immediately. Mr. Blackley has also been appointed to the board of directors of Sallie Mae Bank, the Company’s Utah industrial bank subsidiary. In connection therewith, the Board also determined Mr. Blackley to be independent and increased the number of Board seats from eleven to twelve. In addition, Mr. Blackley has been appointed to the Board’s Audit Committee and Operational and Compliance Risk Committee.

Mr. Blackley joins the Board with decades of experience in financial services, risk management, strategy, and operations. He has served as the Chief Financial Officer of Oscar Health, Inc. (“Oscar”) since March 2021, and effective December 1, 2022, he will step into a new role at Oscar as its Chief Transformation Officer overseeing operations, corporate strategy, and the company’s +Oscar business. Mr. Blackley previously served as Chief Financial Officer of Capital One Financial Corporation (“Capital One”), a Fortune 100 tech-enabled financial services firm, from May 2016 to March 2021. Prior to that, he served as Capital One’s Controller from March 2011 to March 2017 and as its Principal Accounting Officer from July 2011 to May 2017. Before joining Capital One, Mr. Blackley held executive positions at Fannie Mae and senior roles in consulting and public accounting, including an appointment to the U.S. Securities and Exchange Commission as a Professional Accounting Fellow and as a Partner with KPMG, LLP. Mr. Blackley holds a Bachelor of Science degree in Accounting from the University of Utah.

Mr. Blackley’s compensation for his service as a director will be consistent with that of the Company’s other non-employee directors, except that (i) his compensation will be prorated to reflect the portion of the period remaining in the current director and respective committee membership terms and (ii) he will not receive the Company’s annual Board member equity award of restricted stock for the current director term.

A copy of the press release announcing Mr. Blackley’s appointment is included with this Form 8-K as Exhibit 99.1.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS.

(d) EXHIBITS

Exhibit Number	Description

99.1*	Press Release, dated November 16, 2022

104	Cover Page Interactive Data File (formatted as Inline XBRL)

*	Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SLM CORPORATION
Date: November 16, 2022	By:	/s/ Nicolas Jafarieh
Nicolas Jafarieh
Executive Vice President and Chief Legal, Government Affairs, and Communications Officer